UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

                          Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York 1-10768 11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11711 West 79th Street, Lenexa, KS		66214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
(a)

On May 20, 2005, Mediware Information Systems, Inc. (the "Company") entered into an employment agreement (the "Suppes Agreement") with Jill H. Suppes, the Company's Senior Vice President and Chief Financial Officer.

Pursuant to the Suppes Agreement, the Company will employ Ms. Suppes as Senior Vice President and Chief Financial Officer. The term of employment under the Suppes Agreement is 2 years. The Suppes Agreement will automatically renew for successive 1 year terms unless either the Company or Ms. Suppes gives timely notice of non-renewal.

The Suppes Agreement provides for an annual base salary of $175,000 and a discretionary bonus of up to $87,500 per year during the term of the Suppes Agreement based on Ms. Suppes' meeting performance criteria established by the Company's President and Chief Executive Officer. If Ms. Suppes leaves the Company for any reason in the middle of a year, the bonus for that year will be pro-rated in the same manner, except if Ms. Suppes resigns without cause or is terminated for cause pursuant to the Suppes Agreement, in which case no bonus will be paid.

Ms. Suppes will be granted 30,000 non-qualified options (the "Options") to purchase shares of the Company's common stock, par value $.10 per share ("Common Stock"), pursuant to the Company's 2003 Equity Incentive Plan, as amended (the "Plan"). The Options will be exercisable at a per share price equal to the fair market value of the Common Stock on May 20, 2005 plus $.25. The Options will vest and become exercisable immediately upon grant. However, subject to continued employment of Ms. Suppes, shares of Common Stock acquired upon exercise of the Options may not be sold or transferred for a period of one year from May 20, 2005. In addition, upon an acquisition or sale of the Company, as defined in the Suppes Agreement, any remaining share disposition restrictions lapse immediately if Ms. Suppes is employed by the Company on the date thereof.

In addition to termination for disability, death or cause, the Suppes Agreement may be terminated by either the Company or Ms Suppes without cause upon 90 days prior written notice.

If the Company terminates Ms. Suppes's employment without cause, the Company will continue to pay her annual salary at the rate then in effect during the 90-day notice period and provide Ms. Suppes with certain health insurance coverage. If Ms. Suppes voluntarily resigns her employment, the Company will pay Ms. Suppes an amount equal to 3 months annual salary at the highest rate in effect during the term of employment and will provide Ms. Suppes with certain health insurance coverage. If a third party terminates Ms. Suppes due to an acquisition or sale of the Company, the Company will pay Ms. Suppes an amount equal to 6 months of her annual salary at the rate in effect at the date of termination and will provide Ms. Suppes with certain health insurance coverage.

The Suppes Agreement provides for a 1 year non-compete covenant by Ms. Suppes following the date of termination of Ms. Suppes's employment with the Company as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

The foregoing description of the Suppes Agreement is qualified in its entirety by reference to the provisions of the Suppes Agreement attached to this report as Exhibit 10.56.

(b)

On May 20, 2005, the Company entered into an employment agreement (the "Weber Agreement") with Robert C. Weber, the Company's Senior Vice President, Chief Legal Officer and General Counsel.

Pursuant to the Weber Agreement, the Company will employ Mr. Weber as Senior Vice President, Chief Legal Officer and General Counsel. The term of employment under the Weber Agreement is 2 years. The Weber Agreement will automatically renew for successive 1 year terms unless either the Company or Mr. Weber gives timely notice of non-renewal.

The Weber Agreement provides for an annual base salary of $175,000. Mr. Weber is eligible to receive a bonus of up to $87,500 per year during the term of the Weber Agreement for achieving objectives established by the Company. If Mr. Weber leaves the Company for any reason in the middle of a year, the bonus for that year will be pro-rated in accordance with the number of days Mr. Weber was employed during the year, except if Mr. Weber resigns without cause or is terminated for cause pursuant to the Weber Agreement, in which case no bonus will be paid.

Mr. Weber will be granted 30,000 Options to purchase shares of Common Stock, pursuant to the Plan. The Options will be exercisable at a per share price equal to the fair market value of the Common Stock on May 20, 2005 plus $.25. The Options will vest and become exercisable immediately upon grant. However, subject to continued employment of Mr. Weber, shares of Common Stock acquired upon exercise of the Options may not be sold or transferred for a period of one year from May 20, 2005. In addition, upon an acquisition or sale of the Company, as defined in the Weber Agreement, any remaining share disposition restrictions lapse immediately if Mr. Weber is employed by the Company on the date thereof.

In addition to termination for disability, death or cause, the Weber Agreement may be terminated by either the Company or Mr. Weber without cause upon 90 days prior written notice.

If the Company terminates Mr. Weber's employment without cause, the Company will continue to pay his annual salary at the rate then in effect during the 90-day notice period and provide Mr. Weber with certain health insurance coverage. If Mr. Weber voluntarily resigns his employment, the Company will pay Mr. Weber an amount equal to 3 months annual salary at the highest rate in effect during the term of employment and will provide Mr. Weber with certain health insurance coverage. If a third party terminates Mr. Weber due to an acquisition or sale of the Company, the Company will pay Mr. Weber an amount equal to 6 months of his annual salary at the rate in effect at the date of termination and will provide Mr. Weber with certain health insurance coverage.

The Weber Agreement provides for a 1 year non-compete covenant by Mr. Weber following the date of termination of Mr. Weber's employment with the Company, unless Mr. Weber is terminated without cause or the Weber Agreement is not renewed by the Company, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

The foregoing description of the Weber Agreement is qualified in its entirety by reference to the provisions of the Weber Agreement attached to this report as Exhibit 10.57.

Item 1.02	Termination of Material Definitive Agreement.
(a)

The Suppes Agreement described above expressly provides that Ms. Suppes' Employment Agreement dated as of October 14, 2002 with the Company is terminated. Such termination does not affect or terminate any options or other incentive or fringe benefits received by Ms. Suppes during the term of such terminated Employment Agreement.

(b)

The Weber Agreement described above expressly provides that Mr. Weber's Employment Agreement dated as of January 1, 2004 with the Company is terminated. Such termination does not affect or terminate any options or other incentive or fringe benefits received by Mr. Weber during the term of such terminated Employment Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 13, 2005, the Board of Directors of the Company appointed each of Jill H. Suppes and Robert C. Weber as Senior Vice Presidents of the Company, effective immediately.
Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
Item 10.56	Employment Agreement between Mediware Information Systems, Inc. and Jill H. Suppes dated May 20, 2005.
Item 10.57	Employment Agreement between Mediware Information Systems, Inc. and Robert C. Weber dated May 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: May 23, 2005	By: /s/ George J. Barry George J. Barry Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.56	Employment Agreement between Mediware Information Systems, Inc. and Jill H. Suppes dated May 20, 2005.
10.57	Employment Agreement between Mediware Information Systems, Inc. and Robert C. Weber dated May 20, 2005.